NEITHER THE  WARRANTS  REPRESENTED  BY THIS  CERTIFICATE  NOR THE
     SHARES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NEITHER THE WARRANTS NOR SUCH SHARES MAY BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT, OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT.


                      COMMODORE APPLIED TECHNOLOGIES, INC.


               WARRANT FOR THE PURCHASE OF SHARES OF COMMON STOCK

No. 99-1                                                          250,000 Shares

     THIS CERTIFIES that, for value received, AVALON RESEARCH GROUP INC. (the "Holder"), is entitled to subscribe for and purchase from COMMODORE APPLIED TECHNOLOGIES, INC., a Delaware corporation (the "Company"), upon the terms and conditions set forth herein, at any time after the date hereof, and before 5:00 P.M. on November 30, 2004, New York City time (the "Exercise Period"), Two Hundred Fifty Thousand (250,000) shares, par value $.001 per share, of the Company ("Common Stock"), at an exercise price of $1.1963 per share (the "Exercise Price"). As used herein the term "this Warrant" shall mean and include this Warrant and any Warrant or Warrants hereafter issued as a consequence of the exercise or transfer of this Warrant in whole or in part.

     The number of shares of Common Stock issuable upon exercise of the Warrant (the "Warrant Shares") and the Exercise Price may be adjusted from time to time as hereinafter set forth.

     1. This Warrant may be exercised during the Exercise Period by the surrender of this Warrant (with the form of election at the end hereof duly executed) to the Company at its office as set forth in the form of election attached hereto, or at such other place as is designated in writing by the Company, together with a certified or bank cashier's check payable to the order of the Company in an amount equal to the Exercise Price multiplied by the number of respective Warrant Shares for which this Warrant is being exercised.

     2. Upon the exercise of the Holder's rights to purchase Warrant Shares, the Holder shall be deemed to be the holder of record of the Warrant Shares issuable upon such exercise, notwithstanding that the transfer books of the Company shall then be closed or certificates representing such Warrant Shares shall not then have been actually delivered to the Holder. As soon as practicable after the exercise of this Warrant and payment of the Exercise Price by the

Holder, a certificate or certificates for the Warrant Shares issuable upon such exercise, registered in the name of the Holder or its designee, shall be issued by the Company to the Holder. If the Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the right of the Holder to purchase the balance of the Warrant Shares (or portions thereof) subject to purchase hereunder.

     3. The Company shall be entitled to treat the registered holder of any Warrant on the Warrant Register as the Owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person, and shall not be liable for any registration or transfer of Warrants which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration or transfer, or with the knowledge of such facts that its participation therein amounts to bad faith. This Warrant shall be transferable only on the books of the Company upon delivery thereof duly endorsed by the Holder or by his duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment, or authority to transfer. In all cases or transfer by an attorney, executor, administrator, guardian, or other legal representative, duly authenticated evidence of his or its authority shall be produced. Upon any registration of transfer, the Company shall deliver a new Warrant or Warrants to the person entitled thereto. The Company shall have no obligation to cause Warrants to be transferred on its books to any person if, in the opinion of counsel to the Company, such transfer does not comply with the provisions of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder.

     4. The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of providing for the exercise of the rights to purchase all Warrant Shares granted pursuant to the Warrants, such number of shares of Common Stock as shall, from time to time, be sufficient therefor. The Company covenants that all shares of Common Stock issuable upon exercise of this Warrant, upon receipt by the Company of the full Exercise Price therefor, shall be validly issued, fully paid, nonassessable, and free of preemptive rights.

     5. (a) In case the Company shall at any time after the date the Warrants were first issued (i) declare a dividend on the outstanding Common Stock payable in shares of its capital stock, (ii) subdivide the outstanding Common Stock,
(iii) combine the outstanding  Common Stock into a smaller number of shares,  or
(iv) issue any shares of its capital stock by reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then, in each case, the Exercise Price, and the number of Warrant Shares issuable upon exercise of this Warrant, in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination, or reclassification, shall be proportionately adjusted so that the Holder after such time shall be entitled to receive the aggregate number and kind of shares which, if such Warrant had been exercised immediately prior to such time, he would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination, or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

     (b) No adjustment in the Exercise Price shall be required if such adjustment is less than $.05; provided, however, that any adjustments which by reason of this Section 5 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this
Section 5 shall be made to the nearest cent or to the nearest one-thousandth of a share, as the case may be.

     (c) In any case in which this Section 5 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer, until the occurrence of such event, issuing to the Holder, if the Holder exercised this Warrant after such record date, the shares of Common Stock, if any, issuable upon such exercise over and above the shares of Common Stock, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment; provided, however, that the Company shall deliver to the Holder a due bill or other appropriate instrument evidencing the Holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment

     (d) Whenever there shall be an adjustment as provided in this Section 5, the Company shall promptly cause written notice thereof to be sent by registered mail, postage prepaid, to the Holder, at its address as it shall appear in the Warrant Register, which notice shall be accompanied by an officer's certificate setting forth the number of Warrant Shares purchasable upon the exercise of this Warrant and the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the computation thereof, which officer's certificate shall be conclusive evidence of the correctness of any such adjustment absent manifest error.

     6. (a) In case of any consolidation with or merger of the Company with or into another corporation (other than a merger or consolidation in which the Company is the surviving or continuing corporation), or in case of any sale, lease, or conveyance to another corporation of the property and assets of any nature of the Company as an entirety or substantially as an entirety, such successor, leasing, or purchasing corporation, as the case may be, shall (i) execute with the Holder an agreement providing that the Holder shall have the right thereafter to receive upon exercise of this Warrant solely the kind and amount of shares of stock and other securities, property, cash, or any combination thereof receivable upon such consolidation, merger, sale, lease, or conveyance by a holder of the number of shares of Common Stock for which this Warrant might have been exercised immediately prior to such consolidation, merger, sale, lease, or conveyance and (ii) make effective provision in its certificate of incorporation or otherwise, if necessary, to effect such agreement. Such agreement shall provide for adjustments which shall be as nearly equivalent as practicable to the adjustments in Section 5.

     (b) In case of any reclassification or change of the shares of Common Stock issuable upon exercise of this Warrant (other than a change in par value or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), or in case of any consolidation or merger of another corporation into the Company in which the Company is the continuing corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the shares of Common Stock (other than a change in par value, or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), the Holder shall have the right thereafter to receive upon exercise of this Warrant solely the kind and amount of shares of stock and other securities, property, cash, or any combination thereof receivable upon such reclassification, change, consolidation, or merger by a holder of the number of shares of Common Stock for which this Warrant might have been exercised immediately prior to such reclassification, change, consolidation, or merger. Thereafter, appropriate provision shall be made for adjustments which shall be as nearly equivalent as practicable to the adjustments in Section 5.

     (c) The above provisions of this Section 6 shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive consolidations, mergers, sales, leases, or conveyances.

     7. In case at any time the Company shall propose:

          (a) to pay any dividend or make any distribution on shares of Common Stock in shares of Common Stock or make any other distribution (other than regularly scheduled cash dividends which are not in a greater amount per share than the most recent such cash dividend) to all holders of Common Stock; or

          (b) to issue any rights, warrants, or other securities to all holders of Common Stock entitling them to purchase any additional shares of Common Stock or any other rights, warrants, or other securities; or

          (c) to effect any reclassification or change of outstanding shares of Common Stock, or any consolidation, merger, sale, lease, or conveyance of property, described in Section 6; or

          (d) to effect any liquidation, dissolution, or winding-up of the Company; or

          (e) to take any other action which would cause an adjustment to the Exercise Price;

then, and in any one or more of such cases, the Company shall give written notice thereof, by registered mail, postage prepaid, to the Holder at the Holder's address as it shall appear in the Warrant Register, mailed at least 15 days prior to (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such dividend, distribution, rights, warrants, or other securities are to be determined, (ii) the date on which any such reclassification, change of outstanding shares of Common Stock, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution, or winding-up is expected to become effective, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange their shares for securities or other property, if any, deliverable upon such reclassification, change of outstanding shares, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution, or winding-up, or (iii) the date of such action which would require an adjustment to the Exercise Price.

     8. (a) If, at any time prior to the expiration of the Exercise Period, the Company proposes to file with the Securities and Exchange Commission (the "Commission") a registration statement under the Act on any form (other than a registration statement on Form S-4, Form S-8, or any successor form) for the general registration of securities to be sold for cash (a "Registration Statement") with respect to any shares of Common Stock, either for its own account or for the account of any stockholder of the Company, it will give written notice (a "Piggyback Notice") to the Holder at least 30 days before the initial filing of such Registration Statement, which Piggyback Notice shall set forth the intended method of disposition of the securities proposed to be registered. The Piggyback Notice shall offer to include in such filing such aggregate number of Warrant Shares held by the Holder as the Holder may request. The Holder shall advise the Company in writing within 10 days after the date of receipt of the Piggyback Notice from the Company whether the Holder intends to have any Warrant Shares registered under the Registration Statement, setting forth the number of such Warrant Shares for which registration is requested. The Company shall thereupon include in such Registration Statement the aggregate number of Warrant Shares held by the Holder for which registration is so requested, subject to the next sentence. If a Registration Statement involves an underwritten offering and the managing underwriter advises the Company in writing that, in its opinion, the number of securities requested to be included in such Registration Statement exceeds the number which can be sold in such offering without adversely affecting the offering, the Company will include in such Registration Statement the number of such securities which the Company is so advised can be sold in such offering without adversely affecting the offering, determined as follows: (i) first, the securities proposed by the Company to be sold for it own account; and (ii) second, any Warrant Shares requested to be included in such registration by the Holder and any other securities of the Company pro rata among the holders thereof requesting such registration on the basis of the number of shares of such securities requested to be included by such holders. As used herein, "Registrable Securities" shall mean the Warrant Shares that have not been previously sold pursuant to a registration statement or Rule 144 promulgated under the Act.

     (b) In the  event of a  registration  pursuant  to the  provisions  of this
Section 8, the Company shall use its best efforts to cause the Registrable Securities so registered to be registered or qualified for sale under the securities or blue sky laws of such jurisdictions as the Holder may reasonably request; provided, however, that the Company shall not be required to qualify to do business in any state by reason of this Section 8(b) in which it is not otherwise required to qualify to do business.

     (c) The Company shall keep effective any registration or qualification contemplated by this Section 8 and shall from time to time amend or supplement each applicable registration statement, preliminary prospectus, final prospectus, application, document, and communication for such period of time as shall be required to permit the Holder to complete the offer and sale of the Registrable Securities covered thereby. The Company shall in no event be required to keep any such registration or qualification in effect for a period in excess of nine months from the date on which the Holder is first free to sell such Registrable Securities; provided, however, that, if the Company is required to keep any such registration or qualification in effect with respect to securities other than the Registrable Securities beyond such period, the Company shall keep such registration or qualification in effect as it relates to the Registrable Securities for so long as such registration or qualification remains or is required to remain in effect in respect of such other securities.

     (d) In the  event of a  registration  pursuant  to the  provisions  of this
Section 8, the Company shall furnish to the Holder such number of copies of the Registration Statement and of each amendment and supplement thereto (in each case, including all exhibits), such reasonable number of copies of each prospectus contained in such registration statement and each supplement or amendment thereto (including each preliminary prospectus), all of which shall conform to the requirements of the Act and the rules and regulations thereunder, and such other documents, as the Holder may reasonably request to facilitate the disposition of the Registrable Securities included in such registration.

     (e) In the  event of a  registration  pursuant  to the  provisions  of this
Section 8, the Company shall furnish the Holder of any Registrable Securities so registered with an opinion of its counsel (reasonably acceptable to the Holder) to the effect that (i) the registration statement has become effective under the Act and no order suspending the effectiveness of the registration statement, preventing or suspending the use of the registration statement, any preliminary prospectus, any final prospectus, or any amendment or supplement thereto has been issued, nor has the Commission or any securities or blue sky authority of any jurisdiction instituted or threatened to institute any proceedings with respect to such an order, (ii) the registration statement and each prospectus forming a part thereof (including each preliminary prospectus), and any amendment or supplement thereto, complies as to form with the Act and the rules and regulations thereunder, and (iii) such counsel has no knowledge of any material misstatement or omission in such registration statement or any prospectus, as amended or supplemented. Such opinion shall also state the jurisdictions in which the Registrable Securities have been registered or qualified for sale pursuant to the provisions of Section 8(b).

     (f) In the  event  of a  registration  pursuant  to the  provision  of this
Section 8, the Company shall enter into a cross-indemnity agreement and a contribution agreement, each in customary form, with each underwriter, if any, and, if requested, enter into an underwriting agreement containing conventional representations, warranties, allocation of expenses, and customary closing conditions, including, but not limited to, opinions of counsel and accountants' cold comfort letters, with any underwriter who acquires any Registrable Securities.

     (g) In the  event of a  registration  pursuant  to the  provisions  of this
Section 8:

          (i) The Holder shall furnish to the Company in writing such appropriate information (relating to the Holder and the intention of such Holder as to proposed methods of sale or other disposition of its shares of Common Stock) and the identity of and compensation to be paid to any proposed underwriters to be employed in connection therewith as the Company, any underwriter, or the Commission or any other regulatory authority may request;

          (ii) The Holder shall enter into the usual and customary form of underwriting agreement agreed to by the Company and any underwriter with respect to any such offering, if required, and such underwriting agreement shall contain the customary rights of indemnity between the Company, the underwriters, and the Holder;

          (iii) The Holder shall agree that he shall execute, deliver and/or file with or supply the Company, any underwriters, the Commission and/or any state or other regulatory authority such information, documents, representations, undertakings and/or agreements necessary to carry out the provisions of the registration covenants contained in this Section 8 and/or to effect the registration or qualification of his or its Registrable Securities under the Act and/or any of the laws and regulations of any state of governmental instrumentality;

          (iv) the Company's obligation to include any Registrable Securities in a registration statement shall be subject to the written agreement of the Holder thereof to offer such securities in the same manner and on the same terms and conditions as the other securities of the same class are being offered pursuant to the registration statement, if such shares are being underwritten;

          (v) In the event that all the Registrable Securities have not been sold on or prior to the expiration of the period specified in Section 8(c) above, the Company may de-register by post-effective amendment any Registrable Securities covered by the registration statement, but not sold on or prior to such date. The Company agrees that it will notify the Holder of Registrable Securities of the filing and effective date of such post-effective amendment; and

          (vi) The Holder agrees that upon notification by the Company that the prospectus in respect to any public offering covered by the provisions hereof is in need of revision, such Holder shall immediately upon receipt of such notification (x) cease to offer or sell any securities of the Company which must be accompanied by such prospectus, (y) return all such prospectuses in such Holder's hands to the Company, and (z) not offer or sell any securities of the Company until such Holder has been provided with a current prospectus and the Company has given such Holder notification permitting such Holder to resume offers and sales.

     (h) The Company agrees that until all the Registrable Securities have been sold under a registration statement or pursuant to Rule 144 under the Act, it shall keep current in filing all reports, statements and other materials required to be filed with the Commission to permit holders of the Registrable Securities to sell such securities under Rule 144.

     9. (a) Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless the Holder, its officers, directors, partners, employees, agents and counsel, and each person, if any, who controls any such person within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against any and all loss, liability, charge, claim, damage, and expense whatsoever (which shall include, for all purposes of this Section 9, but not be limited to, attorneys' fees and any and all reasonable expense whatsoever incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), as and when incurred, arising out of, based upon, or in connection with: (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any registration statement, preliminary prospectus, or final prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto, relating to the sale of any of the Registrable Securities, or (B) in any application or other document or communication (in this Section 9 collectively called an "application") executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to register or qualify any of the Registrable Securities under the securities or blue sky laws thereof or filed with the Commission or any securities exchange; or (ii) any omission or alleged omission to state a material fact required to be stated in any document referenced in clause (A) or (B) above or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company with respect to such Holder by or on behalf of such person expressly for inclusion in any registration statement, preliminary prospectus, or final prospectus, or any amendment or supplement thereto, or in any application, as the case may be; or (iii) any breach of any representation, warranty, covenant, or agreement of the Company contained in this Warrant. The foregoing agreement to indemnify shall be in addition to any liability the Company may otherwise have, including liabilities arising under this Warrant.

     If any action is brought against the Holder or any of its officers, directors, partners, employees, agents, or counsel, or any controlling persons of such person (an "indemnified party") in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such indemnified party or parties shall promptly notify the Company in writing of the institution of such action (but the failure so to notify shall not relieve the Company from any liability other than pursuant to this Section 9(a), except to the extent it may have been prejudiced in any material respect by such failure) and the Company shall promptly assume the defense of such action, including the employment of counsel (reasonably satisfactory to such indemnified party or parties) and payment of expenses. Such indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action or the Company shall not have promptly employed counsel reasonably satisfactory to such indemnified party or parties to have charge of the defense of such action or such indemnified party or parties shall have reasonably concluded that there may be one or more legal defenses available to it or them or to other indemnified parties which are different from or additional to those available to the Company, in any of which events such fees and expenses shall be borne by the Company and the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties. Anything in this Section 9(a) to the contrary notwithstanding, the Company shall not be liable for any settlement of any such claim or action effected without its written consent, which shall not be unreasonably withheld. The Company shall not, without the prior written consent of each indemnified party that is not released as described in this sentence, settle or compromise any action, or permit a default or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, in respect of which indemnity may be sought hereunder (whether or not any indemnified party is a party thereto), unless such settlement, compromise, consent, or termination includes an unconditional release of each indemnified party from all liability in respect of such action. The Company agrees promptly to notify the Holder of the commencement of any litigation or proceedings against the Company or any of its officers or directors in connection with the sale of any Registrable Securities or any preliminary prospectus, prospectus, registration statement, or amendment or supplement thereto, or any application relating to any sale of any Registrable Securities.

     (b) The Holder agrees to indemnify and hold harmless the Company, each director of the Company, each officer of the Company who shall have signed any registration statement covering Registrable Securities held by the Holder, each other person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, and its or their respective counsel, to the same extent as the foregoing indemnity from the Company to the Holder in Section 9(a), but only with respect to statements or omissions, if any, made in any registration statement, preliminary prospectus, or final prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto, or in any application, in reliance upon and in conformity with written information furnished to the Company with respect to the Holder by or on behalf of the Holder expressly for inclusion in any such registration statement, preliminary prospectus, or final prospectus, or any amendment or supplement thereto, or in any application, as the case may be. If any action shall be brought against the Company or any other person so indemnified based on any such registration statement, preliminary prospectus, or final prospectus, or any amendment or supplement thereto, or in any application, and in respect of which indemnity may be sought against the Holder pursuant to this Section 9(b), the Holder shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the indemnified parties, by the provisions of Section 9(a).

     (c) To provide for just and equitable contribution, if (i) an indemnified party makes a claim for indemnification pursuant to Section 9(a) or 9(b) (subject to the limitations thereof) but it is found in a final judicial determination, not subject to further appeal, that such indemnification may not be enforced in such case, even though this Agreement expressly provides for indemnification in such case, or (ii) any indemnified or indemnifying party seeks contribution under the Act, the Exchange Act or otherwise, then the Company (including for this purpose any contribution made by or on behalf of any director of the Company, any officer of the

Company who signed any such registration statement, any controlling person of the Company, and its or their respective counsel), as one entity, and the Holder of the Registrable Securities included in such registration in the aggregate (including for this purpose any contribution by or on behalf of an indemnified party), as a second entity, shall contribute to the losses, liabilities, claims, damages, and expenses whatsoever to which any of them may be subject, on the basis of relevant equitable considerations such as the relative fault of the Company and such Holder in connection with the facts which resulted in such losses, liabilities, claims, damages, and expenses. The relative fault, in the case of an untrue statement, alleged untrue statement, omission, or alleged omission, shall be determined by, among other things, whether such statement, alleged statement, omission, or alleged omission relates to information supplied by the Company or by such Holder, and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement, alleged statement, omission, or alleged omission. The Company and the Holder agree that it would be unjust and inequitable if the respective obligations of the Company and the Holder for contribution were determined by pro rata or per capita allocation of the aggregate losses, liabilities, claims, damages, and expenses (even if the Holder and the other indemnified parties were treated as one entity for such purpose) or by any other method of allocation that does not reflect the equitable considerations referred to in this Section 9(c). No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. Anything in this Section 9(c) to the contrary notwithstanding, no party shall be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This
Section 9(c) is intended to supersede any right to contribution under the Act, the Exchange Act or otherwise.

     10. The issuance of any Warrant Shares or other securities upon the exercise of this Warrant, and the delivery of certificates or other instruments representing such shares or other securities, shall be made without charge to the Holder for any tax or other charge in respect of such issuance. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of the Holder and the Company shall not be required to issue or deliver any such certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

     11. Prior to the registration of the Warrant Shares under Section 8 hereof, certificates evidencing the Warrant Shares issued upon exercise of the Warrant shall bear the following legend:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT, OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT."

     12. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction, or mutilation of any Warrant (and upon surrender of any Warrant if mutilated), and upon reimbursement of the Company's reasonable incidental expenses, the Company shall execute and deliver to the Holder thereof a new Warrant of like date, tenor, and denomination.

     13. The Holder of any Warrant shall not have, solely on account of such status, any rights of a stockholder of the Company, either at law or in equity, or to any notice of meetings of stockholders or of any other proceedings of the Company, except as provided in this Warrant.

     14. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested or sent by Federal Express, Express Mail, or similar overnight delivery or courier service or delivered (in person or by telecopy, telex, or similar telecommunications equipment) against receipt to the party to whom it is to be given, if sent to the Company, at: 150 East 58th Street, Suite 3400, New York, New York 10155, Attention: Assistant Secretary and General Counsel; or if sent to the Holder, at the Holder's address as it shall appear on the Warrant Register; or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 14. Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which will be deemed given at the time of receipt thereof. Any notice given by other means permitted by this Section 14 shall be deemed given at the time of receipt thereof.

     15. This Warrant shall be binding upon the Company and its successors and assigns and shall inure to the benefit of the Holder and its successors and assigns.

     16. This Warrant shall be construed in accordance with the laws of the State of New York applicable to contracts made and performed within such State, without regard to principles of conflicts of law.

     17. The Company irrevocably consents to the jurisdiction of the courts of the State of New York and of any federal court located in such State in connection with any action or proceeding arising out of or relating to this Warrant, any document or instrument delivered pursuant to, in connection with or simultaneously with this Warrant, or a breach of this Warrant or any such document or instrument. In any such action or proceeding, the Company waives personal service of any summons, complaint or other process.

Dated: November 29, 1999            Commodore Applied Technologies, Inc.


                                    By:    /s/ Paul E. Hannesson
                                           -------------------------------------
                                    Name:  Paul E. Hannesson
                                    Title: President and Chief Executive Officer

                               FORM OF ASSIGNMENT

   (To be executed by the registered holder if such holder desires to transfer the attached Warrant.)

     FOR VALUE RECEIVED, ______________________________ hereby sells, assigns, and transfers unto _____________________ a Warrant to purchase Shares, par value $.001 per share, of Commodore Applied Technologies, Inc. (the "Company"),
together with all right, title, and interest therein, and does hereby irrevocably constitute and appoint ___________________ attorney to transfer such Warrant on the books of the Company, with full power of substitution.

Dated: ____________________

                                        Signature _____________________________



                                     NOTICE

     The signature on the foregoing Assignment must correspond to the name as written upon the face of this Warrant in every particular, without alteration or enlargement or any change whatsoever.

To:  Commodore Applied Technologies, Inc.
     150 East 58th Street, Suite 3400
     New York, New York 10155


                              ELECTION TO EXERCISE


     The undersigned hereby exercises its rights to purchase ______________ Warrant Shares covered by the within warrant and tenders payment herewith in the amount of $_____________ in accordance with the terms thereof, and requests that certificates for such securities be issued in the name of, and delivered to:


________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
                    (Print Name, Address and Social Security
                          or Tax Identification Number)

and, if such number of Warrant Shares shall not be all the Warrant Shares covered by the within Warrant, that a new Warrant for the balance of the Warrant Shares covered by the within Warrant be registered in the name of, and delivered to, the undersigned at the address stated below.


Dated:_____________________             Name __________________________________
                                                        (Print)


Address: ______________________________________________________________________


                                        _______________________________________
                                                     (Signature)